Exhibit 99.2

Penn Virginia Resource Partners, L.P.

Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean
Vice President, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com

PENN VIRGINIA RESOURCE PARTNERS, L.P. ANNOUNCES

CERTAIN ESTIMATED UNAUDITED FINANCIAL MEASURES FOR THE THREE MONTHS

ENDED MARCH 31, 2010

RADNOR, PA (BusinessWire) April 16, 2010 – Penn Virginia Resource Partners, L.P. (NYSE: PVR) announced today certain estimated unaudited financial measures for the three months ended March 31, 2010. PVR’s consolidated financial statements for the three months ended March 31, 2010 are not yet available. Based on preliminary information, PVR currently estimates that for the three months ended March 31, 2010, its operating income will be between $26.5 million and $28.5 million and its depreciation, depletion and amortization will be between $17.5 million and $18.0 million.

The foregoing estimates are based on preliminary information relating to the first quarter of 2010. PVR cautions that it has not completed its normal quarter-end closing and review processes for the first quarter of 2010, and that actual results could differ materially from the foregoing estimates. PVR is not aware of any reason to revise its initial full-year 2010 guidance, which it previously issued in its press release dated February 10, 2010.

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Headquartered in Radnor, PA, Penn Virginia Resource Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership formed by PVA. PVR manages coal and natural resource properties and related assets and operates a midstream natural gas gathering and processing business. For more information, please visit PVR’s website at www.pvresource.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the volatility of commodity prices; our ability to access external sources of capital; the projected demand for and supply of natural gas; whether or not the acquisition will be accretive to distributable cash flow; estimated cash flow prior to financing costs; the extent to which gathering volumes differ from projected levels; the extent to which drilling activity differs from projected levels; competition among natural gas midstream companies; the experience and financial condition of our natural gas midstream customers; operating risks, including unanticipated geological problems, incidental to our natural gas midstream business; our ability to acquire new natural gas midstream assets and new sources of natural gas supply and connections to third-party pipelines on satisfactory terms; our ability to retain existing or acquire new natural gas midstream customers; the occurrence of unusual weather or operating conditions including force majeure events; delays in anticipated start-up dates of new pipelines and facilities in our natural gas midstream business; environmental risks affecting the production and gathering of natural gas; the timing of receipt of necessary governmental permits by us; hedging results; accidents; changes in governmental regulation or enforcement practices, especially with respect to environmental, health and safety matters; risks and uncertainties relating to general domestic and international economic (including inflation, interest rates and financial and credit markets) and political conditions (including the impact of potential terrorist attacks); and other risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.